UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 24, 2018 (May 22, 2018)

Protalix BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33357	65-0643773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Snunit Street
Science Park, POB 455
Carmiel, Israel	20100
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +972-4-988-9488

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sale of Equity Securities

On May 22, 2018, Protalix BioTherapeutics, Inc., a Delaware corporation (the “Company”), agreed to a privately negotiated exchange (the “Exchange”) with certain existing note holders to exchange $3,423,000 aggregate principal amount of the Company’s outstanding 4.50% Senior Convertible Notes due 2018 (the “4.50% Notes”) for 2,613,636 shares of the Company’s common stock and $2.27 million in cash to cover outstanding principal and accrued interest on the exchanged 4.50% Notes.

The Common Stock to be issued in connection with the Exchange will not be registered under the Securities Act of 1933, as amended.

Item 8.01	Other Events

On May 24, 2018, the Company issued a press release announcing the Exchange and that it has delivered the necessary funds under the indenture governing the 4.50% Notes to effectively discharge the remaining outstanding 4.50% Notes.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated May 24, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTALIX BIOTHERAPEUTICS, INC.

Date: May 24, 2018	By:	/s/ Moshe Manor
	Name:	Moshe Manor
	Title:	President and Chief Executive Officer